                        Consent of Independent Auditors


The Board of Directors
First Variable Life Insurance Company

We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 10, 2000, and on the financial statements of the sub-accounts of First Variable Life Insurance Company - First Variable Annuity Fund E dated March 17, 2000, and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4, No. 333-30056) of First Variable Annuity Fund E Capital Retro Bonus VA.



Chicago, Illinois
August 10, 2000
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              Consent of Ernst & Young LLP, Independent Auditors



We consent to the use of our reports dated February 2, 1999 with respect to the consolidated financial statements of First Variable Life Insurance Company, and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company, and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company - First Variable Annuity Fund E, in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-30056) and the related Prospectus of First Variable Life Insurance Company.



                                              ERNST & YOUNG LLP



Chicago, Illinois
August 10, 2000